SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (herein called this "Amendment") is made as of September 29, 1995, by and among XCL-Texas, Inc., a Texas corporation ("Borrower"), XCL Ltd., a Delaware corporation ("Parent"), Internationale Nederlanden (U.S.) Capital Corporation, a Delaware corporation, as Agent ("Agent"), and Lenders as such term is defined in the Original Agreement ("Lenders"),

                          WITNESSETH:

     WHEREAS, Borrower, Parent Agent and Lenders have entered into that certain Credit Agreement dated as of January 31, 1994, which has been amended by that certain First Amendment to Credit
Agreement dated as of April 13, 1995 (as so amended, the "Original Agreement"); and

     WHEREAS, Borrower, Parent, Agent and LENDERS desire to further amend the Original Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                        ARTICLE I.

Definitions and References
--------------------------

I. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

"Amendment" shall mean this Second Amendment to Credit Agreement.

"Credit Agreement" shall mean the Original Agreement as amended hereby.

                             ARTICLE II.

Amendments to Original Agreement
--------------------------------

3. Engineering Report. Section 5.1 (b)(v) of the Original Agreement is hereby modified to provide that the engineering report to be prepared by Netherland, Sewell & Associates, Inc. as of June 30, 1995 and to be delivered by September 30, 1995, shall instead be prepared as of December 31, 1995 and delivered by February 28, 1996. Except as expressly provided above with respect to such engineering report, Section 5.1 of the Original Agreement remains in full force and effect.

4.     Payment of Trade Debt. Notwithstanding the requirement of
Section 5.1(g) of the Original Agreement that trade payables must be paid within 120 days after the original invoice or billing date, the Related Persons may, during the period beginning on July 1, 1995 and ending on and including December 31, 1995, defer payment of trade payables of up to $700,000 in the aggregate.

5.     Current Ratio. The first sentence of Section 5.2(1) of the
Original Agreement is hereby amended to read as follows:

The ratio of Parent's Consolidated current assets to Parent's
Consolidated current liabilities:

     (i) will never be less than 1.0 to 1.0 during the period from the date hereof to and including December 31, 1994;

     (ii) may be at any ratio during the period from and including January 1, 1995 to and including March 31, 1996; and

     (iii) will never be less than 1.0 to 1.0 during the period from and after April 1, 1996.

6.     Tangible Net Worth. Section 5.2(m) of the Original
Agreement is hereby amended in its entirety to read as follows:

     (m)     Tangible Net Worth. Parent's Consolidated Tangible
Net Worth will never be less than:

     (i)     $80,000,000 at December 31, 1993

     (ii)     $90,000,000 during the period from and including
February 15, 1994 to and including December 31, 1994; and

     (iii) $70,000,000 during the period from and after January
1, 1995.

As used in this subsection the term "Parent's Consolidated Debt" means all Consolidated liabilities and similar balance sheet items of Parent together with all other Consolidated Restricted Debt of Parent. As used in this subsection the term "Parent's Consolidated Tangible Net Worth" means the remainder of:

     (1) the sum of (A) all Consolidated assets of Parent, other than intangible assets (including without limitation as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP), plus (B) any Consolidated loss recognized by Parent on or after September 29, 1995 due to the sale of all or substantially all of the Cox Field and the Mestena Grande Fields or non-cash writedowns, not to exceed $30,000,000, of the Cox Field, the Mestena Grande Field and the Lutcher Moore Property, minus

     (2)     Parent's Consolidated Debt.

7. Cash Flow Coverage. The first sentence of Section 5.2(o) of the Original Agreement is hereby amended to reed as follows:

Parent's Consolidated Cash Flow Coverage Ratio:

     (i) will never be less than 1.15 to 1.0 for any period of four consecutive Fiscal Quarters ending on March 31, 1994, June 30, 1994, September 30, 1994 or December 31, 1994;

     (ii) may be at any ratio for any period of four consecutive Fiscal Quarters ending on March 31, 1995, June 30,
1995, September 30, 1995, December 31, 1995 or March 31,1996; and

     (iii) will never be less than 1.15 to 1.0 for any period of four consecutive Fiscal Quarters ending on June 30, 1996 or on any date thereafter.

                              ARTICLE III.

Conditions of Effectiveness
---------------------------

8. Effective Date. This Amendment shall become effective as of the date first above written when, and only when, Agent shall have received, at Agent's office in New York, New York, a counterpart of this Amendment executed and delivered by Borrower, Parent and each Lender, with each Consent and Agreement attached hereto similarly executed and delivered by the Related Person named therein.

                        ARTICLE IV.

Representations and Warranties
------------------------------

9. Representations and Warranties of Borrower and Parent. In order to induce Agent and Lenders to enter into this Amendment each of Borrower and Parent represents and warrants to Agent and Lenders that:

     (a)     The representations and warranties contained in
Section 4.1 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

     (h) Borrower and Parent are duly authorized to execute and deliver this Amendment and each Related Person is duly authorized to perform its obligations under the Credit Agreement. Borrower is and will continue to be duly authorized to borrow monies under the Credit Agreement and each Related Person has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of each Related Person hereunder.

     (c) The execution and delivery by Borrower and Parent of this Amendment, the performance by each Related Person of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles or certificate of incorporation and bylaws of any Related Person, or of any material agreement, judgment, license, order or permit applicable to or binding upon any Related Person, or result in the creation of any lien, charge or encumbrance upon any assets or properties of any Related Person. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower and Parent of this Amendment or to consummate the transactions contemplated hereby.

     (d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of each of Borrower and Parent, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

                            ARTICLE V.

Miscellaneous
-------------

10. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other loan Document. Each of Borrower and Parent hereby ratifies and confirms each Loan Document which it has previously delivered, including without limitation the Security Documents listed on Schedule 3 to the Original Agreement.

11. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower and Parent herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower or any Related Person hereunder or under the Credit Agreement to Agent or any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, each of Borrower and Parent under this Amendment and under the Credit Agreement.

12. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan
Documents apply hereto.

13. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

14. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

XCL-TEXAS, INC.



By: /s/ Pamela G. Shanks
------------------------
Name:  Pamela G. Shanks
Title: Vice President